UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Adoption of 2006 Non-Employee Director Stock Incentive Plan

On April 27, 2006, Wyeth stockholders approved the 2006 Non-Employee Director Stock Incentive Plan, as adopted by the Board of Directors on January 27, 2006 (the “2006 Directors Plan”). The 2006 Directors Plan provides for Wyeth to automatically grant stock options and deferred stock units to members of the Board who are not employees of the Company or any of its subsidiaries or affiliates. Commencing in 2006, the 2006 Directors Plan provides, unless the Compensation and Benefits Committee of the Board of Directors (the “Committee”) determines otherwise, for automatic annual grants of 1,200 deferred stock units and 3,500 stock options to each non-employee director coincident with our Annual Meeting of Stockholders in accordance with the terms and conditions described in the 2006 Directors Plan. The total number of shares authorized for grants of awards under the 2006 Directors Plan is 300,000, including a maximum of 75,000 shares that may be issued pursuant to deferred stock units (although shares subject to stock options or deferred stock units forfeited to Wyeth may be reused). Accordingly, on April 27, 2006, each of our non-employee directors was granted 3,500 stock options with an exercise price of $48.22 (the fair market value price on the date of grant) and 1,200 deferred stock units, each in accordance with the terms and conditions described in the 2006 Directors Plan.

Reference is made to the proxy statement for Wyeth’s 2006 Annual Meeting of Stockholders for a more complete description of the 2006 Directors Plan and of the terms and conditions of the annual award of stock options and deferred stock units. The descriptions of the 2006 Directors Plan contained herein and in the proxy statement are qualified in their entirety by the text of the 2006 Directors Plan, which is filed as an exhibit to this report.

Base Salary Adjustments

On April 27, 2006, the Committee recommended and the Board of Directors approved, base salary increases for each of Bernard J. Poussot and Kenneth J. Martin. Effective with his promotion to President and Vice Chairman on April 27, 2006, Mr. Poussot’s base salary has been increased to $1,010,000. Effective with his promotion to Chief Financial Officer and Vice Chairman on April 27, 2006, Mr. Martin’s base salary has been increased to $800,000.

Stock Option Grants

On April 27, 2006, the Committee granted non-qualified stock options to, among other officers and employees, the executive officers named in Wyeth’s 2006 proxy statement (the “Named Executive Officers”) that will vest subject to the executive’s continued employment in one third increments over three years, with a ten-year term. The exercise price for these options is $48.22 (the fair market value on the date of grant). Individual grants to the Named Executive Officers were as follows:

Name	Number of Securities Underlying Options Granted (#)

Robert Essner Chairman and Chief Executive Officer	410,000

Bernard J. Poussot President and Vice Chairman	180,000

Kenneth J. Martin Chief Financial Officer and Vice Chairman	150,000

Robert R. Ruffolo, Jr. Senior Vice President	110,000

Joseph M. Mahady Senior Vice President	103,000

Performance Share Awards

On April 27, 2006, the Committee made grants of performance share awards (as described below) to, among other officers and employees, the Named Executive Officers as follows:

Name	Performance Share Awards (Target Amount in Units)

Robert Essner	170,000

Bernard J. Poussot	80,000

Kenneth J. Martin	65,000

Robert R. Ruffolo, Jr.	41,000

Joseph M. Mahady	38,000

These performance share awards are composed of a target amount of units that may convert into a number of shares of common stock (one share per unit at target) based upon Wyeth’s performance in 2008 versus an earnings per share (“EPS”) target to be set by the Committee for the 2008 performance year and our total shareholder return (“TSR”) ranking when compared to a group of peer companies for the period January 1, 2006 through December 31, 2008. Before March 1, 2008, the Committee will adopt a performance graph setting an EPS target for the 2008 performance year. In early 2009, the Committee will use the actual EPS achieved for 2008 to determine the percentage of the target awards that has been earned (which will range from 0% to 200% of the target). This percentage will then be subject to modification based upon where our TSR for the period January 1, 2006 through December 31, 2008 ranks when compared to that of the seven peer companies listed in Wyeth’s 2006 proxy statement (this group may be amended in the Committee’s discretion due to mergers, consolidations or other appropriate circumstances). If our TSR ranks in the top two when compared to that of our peer group (i.e. 1st or 2nd of the 8 companies including Wyeth) then the percentage of target earned based on 2008 EPS achievement will be increased by 25 percentage points (but in no event higher than 200% of target). Conversely, if our TSR ranks in the bottom two when compared to our peer group (i.e. 7th or 8th of the 8 companies) the percentage of target earned based on 2008 EPS achievement will be decreased by 25 percentage points. However, if our TSR rank is among the bottom two when compared to our peer group, but our EPS achievement for 2008 would have resulted in earning between 150% and 200% of the target award absent the TSR modifier, the percentage earned will be decreased on a sliding scale between 25 and 50 percentage points. If our TSR rank is in the middle four when compared to our peer group, no modification to the percentage of the target award earned based upon 2008 EPS achievement will be applied.

Following the Committee’s determination of our 2008 EPS achievement and the application of the TSR modifier, if any, in early 2009, the applicable percentage of units will be converted to shares of common stock. The Committee retains discretion with respect to setting and applying the EPS target and TSR modifier. If a recipient’s employment terminates prior to conversion of the units for any reason other than death, disability or retirement (in which events the units will be converted based upon satisfaction of the above referenced performance criteria) the recipient will forfeit the award. The Named Executive Officers have the option to defer receipt of the common stock underlying performance share awards, if earned, whereupon they would be held in Wyeth’s restricted stock trust, until death, disability, retirement or some later predetermined date. The shares held under the restricted stock trust are subject to the claims of Wyeth’s general creditors under federal and state law in the event of Wyeth’s insolvency.

Forms of Agreements Adopted

On April 27, 2006, the Committee adopted forms of agreements used to grant (i) stock options to non-employee directors in accordance with the terms described above, (ii) deferred stock unit awards to non-employee directors in accordance with the terms described above, (iii) restricted stock unit awards subject to three year cliff vesting (with optional deferral) to two executive officers (who are not Named Executive Officers), which form has been updated to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (iv) performance share awards in accordance with the terms described above. Similarly, on April 27, 2006, the Committee adopted new performance share award agreements designed to comply with Section 409A of the Code that will replace the existing agreements for performance share awards made in 2005.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	2006 Non-Employee Director Stock Incentive Plan, as adopted by stockholders
10.2	Form of Stock Option Award Agreement under 2006 Non-Employee Director Stock Incentive Plan
10.3	Form of Deferred Stock Unit Award Agreement under 2006 Non-Employee Director Stock Incentive Plan
10.4	Form of Restricted Stock Unit Award Agreement (3 year cliff vesting)
10.5	Form of Performance Share Award Agreement
10.6	Form of Performance Share Award Agreement (Replacement for outstanding 2005 awards)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2006	WYETH

	By:	/s/ Kenneth J. Martin
	Name:	Kenneth J. Martin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description

10.1	2006 Non-Employee Director Stock Incentive Plan, as adopted by stockholders
10.2	Form of Stock Option Award Agreement under 2006 Non-Employee Director Stock Incentive Plan
10.3	Form of Deferred Stock Unit Award Agreement under 2006 Non-Employee Director Stock Incentive Plan
10.4	Form of Restricted Stock Unit Award Agreement (3 year cliff vesting)
10.5	Form of Performance Share Award Agreement
10.6	Form of Performance Share Award Agreement (Replacement for outstanding 2005 awards)